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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference into Registration Statement Nos. 333-152483, 333-152970, 333-153434 and 333-139679 on Form S-3 and into Registration Statement No. 333-145704 on Form S-8 of CombiMatrix Corporation of our report dated March 18, 2010, on our audit of the consolidated financial statements of CombiMatrix Corporation as of and for the year ended December 31, 2009.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington
March 18, 2010

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  EXHIBIT 23.1